SETTLEMENT AGREEMENT


     AGREEMENT dated August 28, 1997 among Prime Cellular, Inc., a Delaware corporation ("Prime"), Bern Communications, Inc., a Delaware corporation and a wholly-owned subsidiary of Prime ("Bern"), and the individuals set forth below (the "Settling Shareholders").

                              W I T N E S S E T H:

     WHEREAS, there have been and exist various disagreements between Prime and Bern on the one hand and each of the Settling Shareholders on the other hand with respect to certain rights and obligations of Bern and such Settling Shareholders;

     WHEREAS, the parties have determined that it is in their best interest to settle any and all disagreements as between them and to confirm certain other arrangements, as set forth herein;

     NOW, THEREFORE, the parties hereto, in consideration of the mutual premises set forth above and, such other consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     1. Simultaneous herewith, Prime and each of the Settling Shareholders are entering into an Agreement substantially in the form of Exhibit A hereto (the "Stock Purchase Agreement"), providing for the purchase by Prime of all of the shares of Prime common stock from each Settling Shareholder in the amount set forth on Exhibit A-1, and which shares of Prime Common Stock are now owned by each of the Settling Shareholders (as identified therein), at a purchase price of $.50 per share.

     2. Prime and Bern hereby assign, transfer and convey, without recourse, as full satisfaction and settlement of certain expenses incurred by the Settling Shareholders on behalf of Bern and past due and owing by Bern to the Settling Shareholders, to Rafael Collado, Suhail Nanji, Michael Islek and William Josuva (collectively, the "Employee Shareholders") all of their right, title and interest in and to the computer software program known as WEBSITENOW and all copyrights, trademarks, tradenames, domain names and goodwill associated therewith, such transfer to include all of Prime and Bern's right, title and interest in all subsequently developed additions and versions, modifications of the WEBSITENOW software program. Prime and Bern agree that they shall no longer retain any right, license or privilege to use the WEBSITENOW software program or any derivative thereof, and agree to take all actions and execute and deliver such documents and other instruments necessary for the consummation of the transaction contemplated by this Section 2. Bern shall also transfer to the Employee Shareholders the computer and any other equipment used to design and maintain WEBSITENOW as set forth on Exhibit B. Each Employee Shareholder represents and warrants that except for the equipment being transferred pursuant to this Paragraph 2, he is not in possession of any material property of the Company.

     3. Simultaneous herewith, Prime and Bern and certain other parties on the one hand, and each of the Settling Shareholders on the other hand, will execute and deliver general releases in the form attached hereto as Exhibit C (the "Release").

     4. Each of the Employee Shareholders confirm their prior resignations as directors and as officers of Prime and/or Bern and the termination of any options to purchase securities of Prime or Bern.

     5. Each of Bern and the Employee Shareholders acknowledge and agree that the Employment Agreements (the "Employment Agreements") dated August 1, 1995, between Bern (as successor to Bern Associates, Inc.) and each of the Employee Shareholders, as amended, and the undated, Employee Confidential Information and Invention Agreements, between Bern (as successor to Bern Associates, Inc.) and each of the Employee Shareholders (the "Confidentiality Agreements") are all hereby terminated and shall be of no further force and effect whatsoever; such termination to include, without limitation, the termination of any and all obligations on the part of (a) Bern or Prime to make any payments to the Employee Shareholders (whether for past activities, current obligations or future obligations, such as royalties) or to continue or otherwise provide any benefits (such as, for example only, health insurance or disability) to any of the Employee Shareholders and (b) on the part of such Employee Shareholders to Bern or Prime under the Employment Agreements (including, without limitation, the termination of any non-compete provision of the Employment Agreements and/or the Confidentiality Agreements), except as otherwise set forth herein. The Employee Shareholders confirm and warrant that neither Bern nor Prime shall on and after the date hereof owe any payments to any of them based on past or future revenues or for past or future services rendered (including, without limitation, with respect to any existing contracts between Bern and any customer) except as may be set forth in a written agreement executed after the date hereof.

     6. Neither Prime nor Bern on the one hand nor any of the Settling Shareholders on the other hand shall, directly or indirectly, disparage the commercial, business or financial reputation of the other party.

     7. Each of the Settling Shareholders agree not to voluntarily appear or testify in any court action, arbitration or administrative action relating to Prime or Bern without Prime's prior written consent, except pursuant to court order or a valid subpoena. Each of the Settling Shareholders agree that if any of them receive a subpoena or order requesting his or her appearance or testimony in connection with any court action, arbitration or administrative proceeding relating to Prime or Bern, they shall promptly notify Prime in writing prior to such testimony or appearance to afford Prime the right to challenge the subpoena; provided, however, that Prime shall fully indemnify and hold the Settling Shareholders harmless from any actions, causes of action, claims, liabilities and demands of whatsoever kind or nature arising out of or resulting from Prime's exercise of its right to challenge the subpoena on the Settling Shareholders. In addition, each of the Employee Shareholders and all of the other Settling Shareholders agree, subject to the terms of the last sentence of this Section 7, that upon Prime's or Bern's request, he or she will voluntarily appear or testify at the request of Prime or Bern and otherwise participate in connection with any court action, arbitration or administrative proceeding by or against Prime or Bern in whatever jurisdiction such matter shall be pending, whether now existing or hereinafter instituted. All pre-approved, out-of-pocket costs (including lost wages) incurred by the Settling Shareholders in connection with the immediately preceding sentence (including attorney's fees and expenses) shall be paid or reimbursed by Bern or Prime.

     8. This Agreement may not be amended except by an instrument in writing executed by the parties hereto.

     9. Any party hereto may, but shall not be obligated to, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, and (b) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     10. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, by overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     if to Prime or Bern:

              Prime Cellular, Inc.
              100 First Stamford Place
              Stamford, Connecticut  06902


     with a copy to:

              Tenzer Greenblatt LLP
              405 Lexington Avenue
              New York, New York  10174
              Attn:  Robert J. Mittman
              Fax:  (212) 885-5001
     if to Settling Shareholders:

     to: the address set forth on Exhibit D


     11. If any term or other provision of this Agreement is deemed or held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

     12. This Agreement (together with all Exhibits referenced herein including, without limitation, the Stock Purchase Agreement and the Release) constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     13. This Agreement shall not be assigned by operation of law or otherwise.

     14. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     15. The parties (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme

Court, located in New York County or the United States District Court for the Southern District of New York to the exclusion of any other jurisdiction or venue, (ii) waive any objection either of them have now or hereafter may have based upon jurisdiction, forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court located in New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process in the New York State Supreme Court located in New York County or in the United States District Court for the Southern District of New York and agree that service of process upon either party, mailed by certified mail to either party's address set forth above will be deemed in every respect effective service of process upon such party, in any suit, action or proceeding. In the event that any suit, action or proceeding is commenced with respect to this Agreement, the prevailing party's costs and expenses incurred in connection with such suit, action or proceeding (including reasonable attorneys fees and expenses) shall be paid by the other party.

     16. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be original, but all of which taken together shall constitute one and the same Agreement.

     17. Each Settling Shareholder, severally and not jointly, warrants to the Prime and Bern that it has the right, power, legal capacity and authority to enter into this Agreement and to carry out his obligations hereunder, and this Agreement constitutes the valid and binding obligation of such shareholder enforceable against such shareholder, in accordance with its terms.

     18. Prime and Bern represent and warrant to each Settling Shareholder that it has the full corporate power, right, legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement, having been duly and validly authorized by all necessary corporate action, constitutes the valid and binding obligation of Prime and Bern enforceable against Prime and Bern, in accordance with its terms.

     19. Prime agrees to take such actions and to authorize third parties (including Prime's legal counsel) to take such actions, consistent with applicable laws and regulations, to permit the sale of any Prime Stock which will be owned by any Settling Shareholder after the consummation of the transaction contemplated hereby.

     IN WITNESS WHEREOF, the Undersigned have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   PRIME CELLULAR, INC.


                                   By:__________________________________________


                                   BERN COMMUNICATIONS, INC.


                                   By:__________________________________________


                                   _____________________________________________
                                   Rafael Collado, a Settling Stockholder


                                   _____________________________________________
                                   William Josuva, a Settling Stockholder


                                   _____________________________________________
                                   Michael Islek, a Settling Stockholder


                                   _____________________________________________
                                   Suhail Nanji, a Settling Stockholder


                                   _____________________________________________
                                   Neil Levine, a Settling Stockholder


                                   _____________________________________________
                                   Louise Northcutt, a Settling Stockholder

(Signature page continued)





                                   _____________________________________________
                                   Kathy Diaz, a Settling Stockholder


                                   _____________________________________________
                                   Rafael Collado, Sr., a Settling Stockholder


                                   _____________________________________________
                                   Joanne Witt, a Settling Stockholder

                                                                     EXHIBIT A-1


    NAME                                                        NUMBER OF SHARES
    ----                                                        ----------------

RAFAEL COLLADO                                                      135,812

WILLIAM JOSUVA                                                       80,000

MICHAEL ISLEK                                                       158,875

SUHAIL NANJI                                                        158,875

NEIL LEVINE                                                         112,750

LOUISE NORTHCUTT                                                     10,250

KATHY DIAZ                                                            5,125

RAFAEL COLLADO, SR                                                    5,125

JOANNE WITT                                                          10,125

                                                                       EXHIBIT A

                               PRIME CELLULAR INC.
                            100 First Stamford Place
                           Stamford, Connecticut 06902



Gentlemen:

     This letter is to confirm our agreement that Prime Cellular, Inc. (the "Purchaser") hereby purchases from [Name of Seller] (the "Seller") ________ shares of the common stock, par value $.01 per share, of the Purchaser (the "Shares") owned by the Seller for a purchase price of $.50 per share , upon the terms and conditions hereinafter set forth.

     1. Purchase Price In full consideration for the transfer of the Shares, the Purchaser hereby delivers to the Seller upon execution of this letter by the Seller, and delivery of certificates representing the Shares (together with stock powers duly endorsed), free and clear of any liens, claims or encumbrances of any nature whatsoever, duly endorsed for transfer to the Purchaser, its certified check, dated the date hereof, in the amount of $_________.

     2. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

          a. The Seller has the right, power, legal capacity and authority to enter into this Agreement and to carry out his obligations hereunder, and this Agreement constitutes the valid and binding obligation of the Seller, enforceable against such Seller, in accordance with its terms;

          b. The sale of the Shares to the Purchaser by the Seller will not conflict with or constitute an event of default under or breach of any agreement, document or instrument to which the Seller is a party, or any law, rule or regulation or court order applicable to the Seller;

          c. The Seller is the record and beneficial owner of the Shares and has good and marketable title to such Shares, free and clear of any and all liens, claims, security interest, pledges, charge and encumbrances of any nature whatsoever (the "Liens"). The Seller has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver the Shares to the Purchaser, and upon delivery to the Purchaser of the certificates representing the Shares, either endorsed in blank for transfer or together with appropriately executed stock powers with respect thereto, the Purchaser shall acquire good and marketable title to the Shares, free and clear of any Liens; and

          d. The Seller has had a reasonable opportunity to review all public filings and reports, press releases and similar disclosure documents filed or published by the Purchaser, and to ask questions of and receive answers from the Purchaser concerning the Purchaser, and all such questions, if any, have been answered to the full satisfaction of the Seller; and

          e. None of the representations or warranties made by the Seller in this Agreement are false or misleading with respect to any fact, or omit to state any fact necessary in order to make the statements herein contained not misleading.

     3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power, right, legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement, having been duly and validly authorized by all necessary corporate action, constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser, in accordance with its respective terms; and

     4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to its choice of law principles. The parties (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, located in New York County or the United States District Court for the Southern District of New York to the exclusion of any other jurisdiction or venue, (ii) waive any objection either of them have now or hereafter may have based upon jurisdiction, forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court located in New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process in the New York State Supreme Court located in New York County or in the United States District Court for the Southern District of New York and agree that service of process upon either party, mailed by certified mail to either party's address set forth above will be deemed in every respect effective service of process upon such party, in any suit, action or proceeding. In the event that any suit, action or proceeding is commenced with respect to this Agreement, the prevailing party's costs and expenses incurred in connection with such suit, action or proceeding (including reasonable attorneys fees) shall be paid by the other party.

     5. Miscellaneous. This Agreement (i) may only be modified by a written instrument executed by the party to be charged with such modification; (ii) sets forth the entire agreement of the parties hereto with respect to the subject matter hereof; and (iii) shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and assigns.

     6.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts.

                                  [end of page]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

                                                PRIME CELLULAR, INC.


Dated: ____________                             By:_____________________________
                                                Name:
                                                Title:



Dated: ____________                             By:_____________________________
                                                        [Name of Seller]

                                                                       EXHIBIT B
System 1
--------
     1  SUN SPARCStation 10 Computer System(1)
     1  19" SUN Computer Monitor(1)
     1  SUN CD-ROM(1)
     SUN Keyboard, Mouse and Mouse PAD(1)

System 2
--------
     1  SUN SPARCStation 10 Computer System(2)
     1  19" Sun Computer Monitor(2)
     1  SUN CD-ROM(2)
     SUN Keyboard, Mouse and Mouse PAD(2)

System 3
--------
     1  ABS Mini Tower Pentium 166 MHz 32 MB(3)
        With CD-ROM and CD-Recordable ROM(3)
        Keyboard, Mouse and Speakers(3)
        Mag Innovision 17" Monitor(3)

System 4
--------
     1    NEC Ready 9522 Mini Tower(1)
          With CD-ROM, 2 Speakers, Mouse and Cables(3)
     1    NEC XV15 Monitor(3)

System 5
--------
     DEC Alpha 400 with Keyboard mouse and Cables and (3)
          Misc Documentation(3)
     1    DEC 17" Monitor(3)
     1    4 Slot Disk Bay(3)
     4GB SCSI Hard Disk(3)

System 6
--------
     1    SUN SPARCStation 10 Computer System(3)
     1    19" SUN Computer Monitor(3)
     1    SUN CD-ROM(3)
     SUN Keyboard, Mouse and Mouse PAD(3)

System 7
--------
     1    Web TV System, Keyboard and remote(3)

Support Contract
----------------

     1    SUN Software Service Contract that expires Nov-Dec 1997
          Transferred and assigned to the Settling Shareholders

Employee Shareholders will install Caldera Rev 1.0 UNIX Operating System, Apache WEB Server, and the Caldera mail server onto an existing PC system from BERN help desk (herein after "Replacement Server"). In addition, the user accounts, and BERN help desk web pages currently on System 6 will be transferred to the Replacement Server by the Employee Shareholders. The Employee Shareholders agree to service the Replacement Server for three month period after the date of the Settlement Agreement.

--------------------------------------------------------------------------------
(1)  In William Josuva's possession.

(2)  In Michael Islek's possession.

(3)  Currently at BERN help desk in Teaneck, NJ

                                                                       EXHIBIT C

                                 MUTUAL RELEASE


     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rafael Collado (the "Individual Party"), for himself, his heirs, administrators, executors, successors, and assigns, hereby fully and forever releases, acquits, and discharges Prime Cellular, Inc., Bern Communications, Inc., Joseph K. Pagano, Frederick Adler and Samuel Rozzi, their respective officers, directors, shareholders, affiliates, subsidiaries, heirs, administrators, successors, agents, attorneys, and assigns (collectively, the " Prime Parties"), from any and all actions, causes of action, claims, obligations, liabilities, past due expenses and demands of whatsoever kind or nature, known or unknown, foreseen or unforeseen, at law or in equity, civil, criminal, or administrative, including, without limitation, such claims and defenses as fraud, mistake, and duress, which the Individual Party ever had, may have had, now have, or might hereafter have, against the Prime Parties, including, but not limited to, claims arising on account of any and all known or unknown losses and damages to the Individual Party or to the Individual Party's property sustained or received as a result of or arising out of the Individual Party's employment by, or being a shareholder, option holder, director or officer of, any of the Prime Parties (as the case may be), including, without limitation, arising out of or in connection with the Employment Agreement between the Individual Party and Bern Communications, Inc. (as successor to Bern Associates, Inc.) ("Bern"), dated as of August 1, 1995, as amended, and the undated Employee Confidential Information and Invention Agreement, between Bern and the Individual Party (as the case may be) (collectively, the "Employment Agreement").

     The Prime Parties, for each of themselves, their respective heirs, administrators, successors, agents, and assigns, hereby fully and forever release, acquit, and discharge the Individual Party, and their respective heirs, administrators, successors, agents, attorneys, and assigns, from any and all actions, causes of action, claims, obligations, liabilities, past due expenses and demands of whatsoever kind or nature, known or unknown, foreseen or unforeseen, at law or in equity, civil, criminal, or administrative, including, without limitation, such claims and defenses as fraud, mistake, and duress, which each of the Prime Parties ever had, may have had, now have, or might hereafter have against the Individual Party, including, but not limited to, claims arising on account of any and all known or unknown losses and damages to the Prime Parties sustained or received as a result of or arising out of the Individual Party's employment with, or being an officer, option holder, director or shareholder of, any of the Prime Parties (as the case may be), including without limitation, arising out or in connection with the Employment Agreement.

     It is expressly understood and agreed that, this Mutual Release is intended to cover and does cover not only all now known loss or damage, but any future loss and damage not now known or anticipated but which may later develop or be discovered from the existing state of things, including all of the effects and consequences thereof.

     If any provision of this Mutual Release, or if any construction or application of any provision of this Mutual Release, is held to be unenforceable or invalid for any reason, then the validity of all the remaining provisions shall not be affected and the validity of any remaining construction or application of such provision shall not be affected, and the rights or obligations of each of the parties shall be construed and enforced as if the Mutual Release did not contain such invalid provision or, as the case may be, invalid construction or application of such provision; provided, however, that such resulting construction and enforcement shall be generally consistent with the basic purpose of this Mutual Release. For purposes of the foregoing, "provision" refers to any word, phrase, term, sentence, paragraph, or any other part of this Mutual Release.

     This Mutual Release shall be governed by the laws of the State of New York.

     The parties hereto acknowledge, covenant, and agree that each of them has read this Mutual Release and understands its terms, including the legal consequences thereof, and that in offering to make, and in making, executing, and delivering this Mutual Release, none of them was acting under any duress, undue influence, misapprehension, or misrepresentation by any party hereto or any agent, attorney, or representative of any party and that this Mutual Release was made, executed, and delivered as the free and voluntary act of each party and was given in good faith on the part of each party with full knowledge of all relevant facts and circumstances.

     The Prime Parties represent and warrant to the Individual Party that each of them has the power, right, legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement, having been duly and validly authorized by all necessary corporate action (in the case of a corporate Prime Party), constitutes the valid and binding obligation of the Prime Parties enforceable against the Prime Parties, in accordance with its terms.

     The Individual Party represents and warrants to the Prime Parties that it has the power, right, legal capacity and authority to enter into this Agreement and to carry out its obligations hereunder, and this Agreement, constitutes the valid and binding obligation of the Individual Party in accordance with its terms.

     Except as otherwise provided, this document contains the entire agreement between the parties hereto and no representations or promises, other than those contained or referred to herein, have been made by any party to any other party to secure the execution of this Mutual Release.

Dated:  August 28, 1997

                                             The Prime Parties:

                                             Prime Cellular, Inc.


                                             By:________________________________
                                             Name:
                                             Title:


                                             Bern Communications, Inc.


                                             By:________________________________
                                             Name:
                                             Title:



                                             -----------------------------------
                                                    Joseph K. Pagano



                                             -----------------------------------
                                                    Frederick Adler

                                             -----------------------------------
                                                    Samuel Rozzi



                                             Individual Party


                                             -----------------------------------

                                                                       EXHIBIT D


                  NAMES AND ADDRESSES OF SETTLING SHAREHOLDERS


                               Rafael Collado, Jr.
                                 93 Walling Road
                             Warwick, New York 10990

                                  Michael Islek
                                27 Chestnut Lane
                            Woodbury, New York 11797

                                 William Josuva
                              170 Northfield Avenue
                          West Orange, New Jersey 07052

                                   Neil Levine
                               2352 Linwood Avenue
                           Fort Lee, New Jersey 07024

                               Rafael Collado, Sr.
                                 3 Demarest Road
                            Teaneck, New Jersey 07666

                                 Louis Northcutt
                             26 Little Brooklyn Road
                             Warwick, New York 10990

                                   Kathy Diaz
                                31-A Tanager Road
                             Monroe, New York 10950

                                   Joanne Witt
                              128 Sugarberry Circle
                              Houston, Texas 77024

                                  Suhail Nanji
                              7929 Greenhollow Lane
                               Dallas, Texas 75240